For period ended 12/31/2004
Registrant Name: AMR Investment Services Trust
File Number: 811-9098

EXHIBIT 99.77C

Matters Submitted to a Vote of Security Holders


     A special meeting of interestholders of the AMR Investment Services Trust (the "Trust") was held on August 11, 2004. The meeting related to each series of the Trust (the "Portfolios"). The purpose of the meeting was to consider proposals regarding: (i) re-election of the five current Trustees and the election of three additional Trustees, (ii) changes to certain fundamental investment policies of the Portfolios, and (iii) approval of a Conversion Agreement pursuant to which the Trust would convert from a New York common trust to a Massachusetts business trust.

     Proposals 1 and 3 were Trust-level matters and therefore required a majority of the interestholders of the Trust to vote to achieve a quorum. Proposal 2 was a Portfolio-level matter and therefore required a majority of the interestholders of a Portfolio to vote to achieve a quorum for that Portfolio. A quorum of the Trust was present for Proposal 1, and that proposal was approved by interestholders. A quorum of each Portfolio was present for Proposal 2, but there were not enough votes in favor of the proposal for interestholder approval. A quorum of the Trust was present for Proposal 3, but there were not enough votes in favor of the proposal for interestholder approval.

     Proposals 2 and 3 were adjourned to a second special meeting of interestholders on August 24, 2004. A quorum was not present for one of the feeder funds to the Money Market Portfolio with respect to Proposal 2 at the August 24th meeting, so that matter was adjourned to a third special meeting of interestholders on September 17, 2004. A quorum of the Municipal Money Market Portfolio was present for Proposal 2, and that proposal was approved by interestholders. A quorum of the U.S. Government Money Market Portfolio was present for Proposal 2, but there were not enough votes in favor of the proposal for interestholder approval, so that matter was adjourned to the September 17th meeting. A quorum of the Trust was present for Proposal 3, but the votes were not recorded and the Trust adjourned this matter to the September 17th meeting to coincide with the other Portfolio-level matters.

     At the September 17th meeting, a quorum was present for the Money Market and U.S. Government Money Market Portfolios, and Proposal 2 was approved by interestholders of those Portfolios. In addition, a quorum of the Trust was present for Proposal 3, and that proposal was approved by interestholders.

     The final voting results for each Proposal are presented in the following tables.

(1) Elected the following Trustees to the Trust's Board of Trustees: W. Humphrey Bogart, Brenda A. Cline, Alan D. Feld, Richard A. Massman, Stephen D. O'Sullivan, William F. Quinn, R. Gerald Turner, and Kneeland Youngblood.

                                 Trust
                                 -----
                           FOR             WITHHELD
                   -----------------    ---------------
BOGART             3,716,234,842.390     16,435,696.237
CLINE              3,716,156,549.470     16,513,989.157
FELD               3,716,161,859.000     16,508,679.627
MASSMAN            3,716,222,473.580     16,448,065.047
O'SULLIVAN         3,716,144,180.660     16,526,357.967
QUINN              3,717,161,859.000     16,508,679.627
TURNER             3,716,217,164.050     16,453,374.577
YOUNGBLOOD         3,716,234,842.390     16,435,696.237

(2)(a) Approved a change to the fundamental investment limitation on investments in commodities.

                Money Mkt          Muni Money Mkt     Gov Money Mkt
             -----------------    ----------------   ---------------
FOR          2,331,510,143.370
AGAINST
ABSTAIN
BROKER
 NON-VOTES*

(2)(b) Approved a change to the fundamental investment limitation on lending securities.

                Money Mkt          Muni Money Mkt     Gov Money Mkt
             -----------------    ----------------   ---------------
FOR
AGAINST
ABSTAIN
BROKER
 NON-VOTES*

(2)(c) Approved the deletion of the fundamental investment limitation on affiliated transactions.

                Money Mkt          Muni Money Mkt     Gov Money Mkt
             -----------------    ----------------   ---------------
FOR
AGAINST
ABSTAIN
BROKER
 NON-VOTES*

(2)(d) Approved a change to the fundamental investment limitation on the issuance of senior securities.

                Money Mkt          Muni Money Mkt     Gov Money Mkt
             -----------------    ----------------   ---------------
FOR
AGAINST
ABSTAIN
BROKER
 NON-VOTES*

(2)(e) Approved a change to the fundamental investment limitation on borrowing.

                Money Mkt          Muni Money Mkt     Gov Money Mkt
             -----------------    ----------------   ---------------
FOR
AGAINST
ABSTAIN
BROKER
 NON-VOTES*

(2)(f) Approved a change to the fundamental investment limitation on concentration of investments in the banking industry.

                Money Mkt          Muni Money Mkt     Gov Money Mkt
             -----------------    ----------------   ---------------
FOR
AGAINST
ABSTAIN
BROKER
 NON-VOTES*

(5)  Approved a Conversion Agreement.

                  Trust
             ---------------
FOR          2,458,553,702.787
AGAINST        194,516,481.779
ABSTAIN         36,287,628.121
BROKER
 NON-VOTES*    491,989,674.000


---------------------
* Certain broker-dealers, third party administrators and other intermediaries who offer Fund shares to their clients vote on behalf of their clients in favor of routine proposals (e.g., Proposals 1 and 3), while entering a "non-vote" for all non-routine proposals. If the underlying clients do not themselves vote the non-routine proposals, the shares remain in the broker non-vote category and effectively count as "against" votes.